Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Shareholders and Board of Directors of the Novartis Group, Basel

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Novartis AG, which is incorporated by reference in Novartis's Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated January 20 relating to the financial statement schedules, which appears in such Annual Report on Form 20-F.

PricewaterhouseCoopers AG

/s/ James G. Kaiser                                  /s/ D. Suter
------------------------------------                 ---------------------------
J.G. Kaiser                                          D. Suter

Basel

September 30, 2004